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                        DITECH COMMUNICATIONS CORPORATION

                            STOCK OPTION GRANT NOTICE

                     (OUTSIDE OF THE 1998 STOCK OPTION PLAN)

DITECH COMMUNICATIONS CORPORATION, a Delaware corporation (the "Company"), hereby grants to Optionee an option to purchase the number of shares of the Company's Common Stock set forth below. This option is not intended to qualify as an "incentive stock option" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). This option is granted outside of, and is not subject to, the Company's 1998 Stock Option Plan. This option is subject to all of the terms and conditions set forth herein and in the Stock Option Agreement, which is attached hereto as Attachment I and incorporated herein in its entirety.

Optionee:                                            Ian Wright
Date of Grant:                                       February 2, 2000
Vesting Commencement Date:                           February 2, 2000
Number of Shares Subject to Option:                  350,000
Exercise Price (Per Share):                          $61.50
Total Exercise Price:                                $21,525,000.00
Expiration Date:                                     February 1, 2010

VESTING SCHEDULE OF 300,000 SHARES:  75,000 shares vest on the first (1st)
                                     anniversary of the Vesting Commencement
                                     Date.

                                     6,250 shares vest monthly thereafter over the next three years.

VESTING SCHEDULE OF 50,000 SHARES:   50,000 shares vest upon the earlier of (i)
                                     the sixth (6th) anniversary of the Vesting
                                     Commencement Date or (ii) Ditech achieving
                                     $50 million in revenues from optical
                                     products on a trailing four quarter basis.

PAYMENT: Payment of the exercise price may be made in cash, check or any other method provided in the Stock Option Agreement.

ADDITIONAL TERMS/ACKNOWLEDGEMENTS: The undersigned Optionee acknowledges receipt of, and understands and agrees to, this Grant Notice and the Stock Option Agreement. Optionee further acknowledges that as of the Date of Grant, this Grant Notice and the Stock Option Agreement set forth the entire understanding between Optionee and the Company regarding the acquisition of stock in the Company and supersede all prior oral and written agreements on that subject with the exception of the following agreements only:

         OTHER AGREEMENTS:       Employment Offer Letter dated January 31, 2000.


DITECH COMMUNICATIONS CORPORATION              IAN WRIGHT

By:      /s/ William J. Tamblyn                     /s/  Ian Wright
      --------------------------------         --------------------------------
                 Signature                              Signature

Title:    Vice President/CFO                   Date:      7/20/00
      --------------------------------               --------------------------

Date:           6/20/00
      --------------------------------

ATTACHMENT I:        Stock Option Agreement
ATTACHMENT II:       Notice of Exercise


                                       1.

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                                  ATTACHMENT I

                             STOCK OPTION AGREEMENT

                        DITECH COMMUNICATIONS CORPORATION
                             STOCK OPTION AGREEMENT

         Pursuant to your Stock Option Grant Notice ("Grant Notice") and this Stock Option Agreement, DITECH COMMUNICATIONS CORPORATION, a Delaware corporation (the "Company"), has granted you an option to purchase the number of shares of the Company's common stock ("Common Stock") indicated in your Grant Notice at the exercise price indicated in your Grant Notice.

         This option is granted in connection with and in furtherance of the Company's compensatory benefit plan for the Company's employees (including officers), directors and consultants and was granted in order to induce you to accept employment with the Company. This option is not intended to qualify as an "incentive stock option" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). This option is granted outside of, and is not subject to, the Company's 1998 Stock Option Plan.

         The details of your option are as follows:

         1. VESTING. Subject to the limitations contained herein, your option will vest as provided in your Grant Notice, provided that vesting will cease upon the termination of your Continuous Service as an Employee, Director or Consultant (as defined in Section 6 below).

         2. NUMBER OF SHARES AND EXERCISE PRICE. The number of shares of Common Stock subject to your option and your exercise price per share are set forth in your Grant Notice and may be adjusted from time to time for Capitalization Adjustments, as provided in Section 9 below.

         3. METHOD OF PAYMENT. Payment of the exercise price is due in full upon exercise of all or any part of your option. You may elect to make payment of the exercise price in cash or by check or pursuant to one of the following methods:

                  (a) In the Company's sole discretion at the time your option is exercised and provided that at the time of exercise the Common Stock is publicly traded and quoted regularly in THE WALL STREET JOURNAL, pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of Common Stock, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds.

                  (b) Provided that at the time of exercise the Common Stock is publicly traded and quoted regularly in THE WALL STREET JOURNAL, by delivery of already-owned shares of Common Stock either that you have held for the period required to avoid a charge to the Company's reported earnings (generally six months) or that you did not acquire, directly or indirectly from the Company, that are owned free and clear of any liens, claims, encumbrances or security interests, and that are valued at Fair Market Value on the date of exercise. "Delivery" for these purposes, in the sole discretion of the Company at the time you exercise your option,


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shall include delivery to the Company of your attestation of ownership of such shares of Common Stock in a form approved by the Company. Notwithstanding the foregoing, you may not exercise your option by tender to the Company of Common Stock to the extent such tender would violate the provisions of any law, regulation or agreement restricting the redemption of the Company's stock.

         4. WHOLE SHARES. You may exercise your option only for whole shares of Common Stock.

         5. SECURITIES LAW COMPLIANCE. Notwithstanding anything to the contrary contained herein, you may not exercise your option unless the shares of Common Stock issuable upon such exercise are then registered under the Securities Act of 1933, as amended (the "Securities Act"), or, if such shares of Common Stock are not then so registered, the Company has determined that such exercise and issuance would be exempt from the registration requirements of the Securities Act. The exercise of your option must also comply with other applicable laws and regulations governing your option, and you may not exercise your option if the Company determines that such exercise would not be in material compliance with such laws and regulations.

         6. TERM. The term of your option commences on the Date of Grant (as specified in your Grant Notice) and expires upon the EARLIEST of the following:

                  (a) three (3) months after the termination of your Continuous Service as an Employee, Director or Consultant for any reason other than your Disability or death; PROVIDED that if during any part of such three- (3-) month period your option is not exercisable solely because of the condition set forth in the preceding paragraph relating to "Securities Law Compliance," your option shall not expire until the earlier of the Expiration Date indicated in your Grant Notice or until it shall have been exercisable for an aggregate period of three (3) months after the termination of your Continuous Service as an Employee, Director or Consultant;

                  (b) twelve (12) months after the termination of your Continuous Service as an Employee, Director or Consultant due to your Disability;

                  (c) eighteen (18) months after your death if you die either during your Continuous Service as an Employee, Director or Consultant or within three (3) months after your Continuous Service as an Employee, Director or Consultant terminates; or

                  (d)      the Expiration Date indicated in your Grant Notice.

         For purposes of your option, "Continuous Service as an Employee, Director or Consultant" means that your service with the Company or an affiliate of the Company, whether as an employee, director or consultant, is not interrupted or terminated. Your Continuous Service as an Employee, Director or Consultant shall not be deemed to have terminated merely because of a change in the capacity in which you render service to the Company or an affiliate as an employee, consultant or director or a change in the entity for which you render such service, provided that there is no interruption or termination of your Continuous Service as an Employee,


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Director or Consultant. For example, a change in status from an employee of the
Company directly to a consultant of an affiliate or a director will not constitute an interruption of Continuous Service as an Employee, Director or Consultant. The Board of Directors of the Company (the "Board") or the chief executive officer of the Company, in each party's sole discretion, may determine whether Continuous Service as an Employee, Director or Consultant shall be considered interrupted in the case of any leave of absence, including sick leave, military leave or any other personal leave.

         For purposes of your option, "Disability" means the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code.

         7.       EXERCISE.

                  (a) You may exercise the vested portion of your option during its term by delivering a Notice of Exercise (in a form designated by the Company) together with the exercise price to the Secretary of the Company, or to such other person as the Company may designate, during regular business hours, together with such additional documents as the Company may then require.

                  (b) By exercising your option you agree that, as a condition to any exercise of your option, the Company may require you to enter into an arrangement providing for the payment by you to the Company of any tax withholding obligation of the Company arising by reason of (1) the exercise of your option, (2) the lapse of any substantial risk of forfeiture to which the shares of Common Stock are subject at the time of exercise or (3) the disposition of shares of Common Stock acquired upon such exercise.

         8. TRANSFERABILITY. Your option is not transferable, except by will or by the laws of descent and distribution, and is exercisable during your life only by you. Notwithstanding the foregoing, by delivering written notice to the Company, in a form satisfactory to the Company, you may designate a third party who, in the event of your death, shall thereafter be entitled to exercise your option, subject to the terms and conditions otherwise applicable to the exercise of this option, the issuance of Common Stock pursuant to such exercise and the subsequent transfer of such Common Stock.

         9. CAPITALIZATION ADJUSTMENTS. If any change is made in the Common Stock subject to this option without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), this Stock Option Agreement will be appropriately adjusted in the class(es) and number of shares and price per share of stock subject to the option. Such adjustments shall be made by the Board, determination of which shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a transaction "without receipt of consideration" by the Company.)


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         10.      CORPORATE TRANSACTION. Upon the occurrence of a Corporate
Transaction, then to the extent not prohibited by applicable law, any surviving or acquiring corporation may assume this option or may substitute a similar option (including an option to acquire the same consideration paid to the stockholders in the transaction that results in a Corporate Transaction) for this option. In the event any surviving or acquiring corporation does not assume this option or substitute a similar option for this option, then, (i) if your Continuous Service as an Employee, Director or Consultant has not terminated, the vesting of this option and the time during which this option may be exercised shall be accelerated in full and (ii) whether or not your Continuous Service as an Employee Director or Consultant has terminated, this option shall terminate if not exercised prior to the Corporate Transaction.

         For purposes of this option, a "Corporate Transaction" shall be deemed to have occurred upon the effectiveness of (i) a dissolution, liquidation, or sale of all or substantially all of the assets of the Company, (ii) a merger or consolidation in which the Company is not the surviving corporation, or (iii) a reverse merger in which the Company is the surviving corporation but the shares of the Company's Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise.

         11. OPTION NOT A SERVICE CONTRACT. Your option is not an employment or service contract, and nothing in your option shall be deemed to create in any way whatsoever any obligation on your part to continue in the employ of the Company or an affiliate, or of the Company or an affiliate to continue your employment. In addition, nothing in your option shall obligate the Company or an affiliate, their respective stockholders, Boards of Directors, officers or employees to continue any relationship that you might have as a director or consultant for the Company or an affiliate.

         12. ACCELERATION OF EXERCISABILITY AND VESTING. The Board shall have the power to accelerate the time at which the option may first be exercised or the time during which the option or any part thereof will vest, notwithstanding the provisions in the Grant Notice or this Stock Option Agreement stating the time at which it may first be exercised or the time during which it will vest.

         13. STOCKHOLDER RIGHTS. You shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to the option unless and until you have satisfied all requirements for exercise of the option pursuant to its terms.

         14.      WITHHOLDING OBLIGATIONS.

                  (a) At the time you exercise your option, in whole or in part, or at any time thereafter as requested by the Company, you hereby authorize withholding from payroll and any other amounts payable to you, and otherwise agree to make adequate provision for (including by means of a "cashless exercise" pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board to the extent permitted by the Company), any sums


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required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or an affiliate of the Company, if any, which arise in connection with your option.

                  (b) Upon your request and subject to approval by the Company, in its sole discretion, and compliance with any applicable conditions or restrictions of law, the Company may withhold from fully vested shares of Common Stock otherwise issuable to you upon the exercise of your option a number of whole shares of Common Stock having a fair market value, determined by the Company as of the date of exercise, not in excess of the minimum amount of tax required to be withheld by law. If the date of determination of any tax withholding obligation is deferred to a date later than the date of exercise of your option, share withholding pursuant to the preceding sentence shall not be permitted unless you make a proper and timely election under Section 83(b) of the Code, covering the aggregate number of shares of Common Stock acquired upon such exercise with respect to which such determination is otherwise deferred, to accelerate the determination of such tax withholding obligation to the date of exercise of your option. Notwithstanding the filing of such election, shares of Common Stock shall be withheld solely from fully vested shares of Common Stock determined as of the date of exercise of your option that are otherwise issuable to you upon such exercise. Any adverse consequences to you arising in connection with such share withholding procedure shall be your sole responsibility. Notwithstanding the foregoing, the Company shall not be authorized to withhold shares of Common Stock in excess of the minimum statutory withholding requirements for federal and state tax purposes, including payroll taxes.

                  (c) You may not exercise your option unless the tax withholding obligations of the Company and/or any affiliate are satisfied. Accordingly, you may not be able to exercise your option when desired even though your option is vested, and the Company shall have no obligation to issue a certificate for such shares of Common Stock or release such shares of Common Stock from any escrow provided for herein.

         15. NOTICES. Any notices provided for in your option shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by mail by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company.

         16. CHOICE OF LAW. This option shall be governed by, and construed in accordance with the laws of the State of California, as such laws are applied to contracts entered into and performed in such State.

         17. GOVERNING AUTHORITY. This option is subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted by the Company. This authority shall be exercised by the Board, or by a committee of one or more members of the Board in the event that the Board delegates its authority to a committee. The Board, in the exercise of this authority, may correct any defect, omission or inconsistency in this option in a manner and to the extent the Board shall deem necessary or desirable to make this option fully effective. References to the Board also include any committee appointed by the Board to administer and interpret this option. Any interpretations, amendments, rules and


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regulations promulgated by the Board shall be final and binding upon the Company and its successors in interest as well as you and your heirs, assigns, and other successors in interest.

         18. AMENDMENT OF OPTION. The Board at any time, and from time to time, may amend the terms of this option; PROVIDED, HOWEVER, that the rights under this option shall not be impaired by any such amendment unless (i) the Company requests your consent and (ii) you consent in writing.


                                       6
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                                 ATTACHMENT II

                               NOTICE OF EXERCISE


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                               NOTICE OF EXERCISE


Ditech Communications Corporation
825 East Middlefield Road
Mountain View, CA 94043                        Date of Exercise: _______________

Ladies and Gentlemen:

         This constitutes notice under my nonstatutory stock option that I elect to purchase the number of shares for the price set forth below.


         Stock option dated:                         February 2, 2000

         Number of shares as
         to which option is
         exercised:                                  _______________

         Certificates to be
         issued in name of:                          _______________

         Total exercise price:                       $______________

         Cash payment delivered
         herewith:                                   $______________


         By this exercise, I agree (i) to provide such additional documents as you may require and (ii) to provide for the payment by me to you (in the manner designated by you) of your withholding obligation, if any, relating to the exercise of this option.

                                                    Very truly yours,


                                                    ____________________________


                                       1.